Exhibit 99.1

RE: NN, Inc.
207 Mockingbird Lane
3rd Floor
Johnson City, TN 37604
FOR FURTHER INFORMATION:

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Robbie Atkinson	Marilynn Meek
Corporate Treasurer & Investor Relations	(General info)
(423) 434-8398	212-827-3773

FOR IMMEDIATE RELEASE

July 1, 2015

NN, INC. ANNOUNCES CLOSING OF PUBLIC OFFERING

AND EXERCISE OF OPTION TO PURCHASE ADDITIONAL SHARES

Johnson City, Tennessee, July 1, 2015 - NN, Inc. (NASDAQ: NNBR), a diversified industrial company, announced today the closing of its previously announced underwritten registered public offering of common stock. The total number of shares of common stock sold was 7,590,000, composed of 6,600,000 shares of common stock initially offered and an additional 990,000 shares of common stock sold pursuant to the exercise of the underwriters’ option to purchase additional shares, in each case at a public offering price of $24.00 per share. All of the shares in the offering were sold by NN. The net proceeds to NN from the offering, after deducting underwriting discounts and commissions and estimated offering expenses, are approximately $173 million.

KeyBanc Capital Markets Inc. acted as sole book-running manager for the offering and William Blair & Company, L.L.C., Stephens Inc., Stifel, Nicolaus, & Company, Incorporated, Avondale Partners, LLC, CJS Securities, Inc. and Regions Securities LLC acted as co-managers.

The shares were offered pursuant to a shelf registration statement on Form S-3 that was previously filed with, and declared effective by, the Securities Exchange Commission (SEC). The final prospectus supplement and accompanying prospectus related to this offering are located on the SEC’s website, www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus may also be obtained from KeyBanc Capital Markets Inc., Attention: Equity Syndicate, 127 Public Square, 4th Floor, Cleveland, Ohio 44114 or by telephone at (800) 859-1783.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NN, Inc.

NN, Inc., a diversified industrial company, manufactures and supplies high precision metal bearing components, industrial plastic and rubber products and precision metal components to a variety of markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 26 manufacturing plants in North America, Western Europe, Eastern Europe, South America and China.

Additional Information

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending or completed acquisitions are also forward-looking statements, including statements relating to the anticipated closing date of an acquisition, the Company’s ability to obtain required regulatory approvals or satisfy closing conditions, the costs of an acquisition and the Company’s source(s) of financing, the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.